Exhibit 1.8

innogy Finance B.V.

‘s-Hertogenbosch, The Netherlands

This Invitation is made with regard to the Notes of innogy Finance B.V, a private company with limited liability (besloten vennotschap) incorporated under Dutch law, guaranteed by innogy SE, a European Company (Societas Europaea) organised in the Federal Republic of Germany under German and European laws and are subject to German disclosure and procedural requirements that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with applicable accounting standards in Germany that may not be comparable to the financial statements of United States companies. The Invitation will be made in the United States in reliance on exemptions from Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended. As a result, the Invitation will be made in accordance with the applicable regulatory, disclosure and procedural requirements under German law, including with respect to the timetable, settlement procedures and timing of payments, that are different from those applicable under United States domestic tender offer procedures and law. It may be difficult for Noteholders to enforce their rights and any claim Noteholders may have arising under the federal securities laws, since the Substitute Issuer and the New Guarantor are located in non-U.S. jurisdictions, and some or all of their officers and directors may be residents of non-U.S. jurisdictions. Noteholders may not be able to sue the Substitute Issuer, the New Guarantor, the Existing Issuer or the Existing Guarantor or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel the Substitute Issuer, the New Guarantor, the Existing Issuer or the Existing Guarantor and their respective affiliates to subject themselves to a U.S. court’s judgement.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

INVITATION TO NOTEHOLDER MEETING DATED 16 SEPTEMBER 2020

EINBERUFUNG ZUR GLÄUBIGERVERSAMMLUNG VOM 16. SEPTEMBER 2020

by

von

INNOGY FINANCE B.V.

(the Existing Issuer)

(die Bestehende Emittentin)

to holders of its outstanding

an Gläubiger ihrer ausstehenden

EUR 750,000,000 1.000% Fixed Rate Notes due April 2025 (ISIN: XS1595704872) (the April 2025 Notes or the Notes)

EUR 750.000.000 1,000% Festverzinsliche Schuldverschreibungen fällig im April 2025 (ISIN:

XS1595704872) (die April 2025 fälligen Schuldverschreibungen oder die Schuldverschreibungen)

guaranteed by

garantiert durch

innogy SE

(the Existing Guarantor)

(die Bestehende Garantin)

to consent to a replacement of the Existing Guarantor with E.ON SE as new guarantor (the New Guarantor or E.ON), the replacement of innogy Finance B.V. as existing issuer (the Existing Issuer) with E.ON International Finance B.V. as substitute issuer (the Substitute Issuer or E.ON International Finance) and certain amendments to the terms and conditions (the Conditions) of the Notes (the Proposed Amendments and, if passed by way of resolution in the Noteholder Meeting, the Extraordinary Resolution, all as further described in, and subject to the terms set out in, this Invitation, in the Noteholder Meeting to be held der Ersetzung der Bestehenden Garantin durch die E.ON SE als neue Garantin (die Neue Garantin oder E.ON), der Ersetzung der Bestehenden Emittentin durch die E.ON International Finance B.V. als Nachfolgeschuldnerin (die Nachfolgeschuldnerin oder E.ON International Finance) und bestimmten Änderungen der Bedingungen (die Änderungsvorschläge und, falls sie durch Beschluss der Gläubigerversammlung angenommen wurden, der Gläubigerbeschluss) zuzustimmen, alles wie in dieser Einberufung zur Gläubigerversammlung näher beschrieben und vorbehaltlich der in dieser Einberufung zur Gläubigerversammlung festgelegten Bedingungen. Die Gläubigerversammlung soll stattfinden from 12.00 (CET) on 9 October 2020 at the offices of notary Dr. Christiane Mühe in von 12.00 (MEZ) am 9. Oktober 2020 in den Räumlichkeiten der Notarin Dr. Christiane Mühe

FM Notare

Taunusanlage 17

60325 Frankfurt am Main

Germany

(such invitation to the Noteholder Meeting, the Invitation)

(diese Einberufung zur Gläubigerversammlung, die Einberufung)

The Proposed Amendments had already been voted on in a Vote Without Meeting which has taken place from 0.00 (CET) on 4 September 2020 until 23.59 (CET) on 11 September 2020 but in which the necessary quorum (at least 50% of the aggregate principal amount of the April 2025 Notes then outstanding) was not achieved.

Über den Änderungsvorschlag wurde bereits in einer Abstimmung ohne Versammlung von 0.00 Uhr (MEZ) am 4. September 2020 bis 23.59 Uhr (MEZ) am 11. September 2020 abgestimmt, dabei wurde jedoch das erforderliche Quorum (mindestens 50% des Gesamtnennbetrags der damals ausstehenden April 2025 fälligen Schuldverschreibungen) nicht erreicht.

NOTEHOLDERS ARE REQUESTED TO VOTE THROUGH THE TABULATION AND VOTING AGENT AS THEIR PROXY AT THE NOTEHOLDER MEETING.

In order to vote at the Noteholder Meeting through the Tabulation and Voting Agent as proxy, Noteholders who have previously voted through the Tabulation and Voting Agent in the Vote Without Meeting and who have not revoked their Voting Instruction (as defined herein) and/or Consent Instruction (as defined in the Consent Solicitation Memorandum (as defined herein)) do not have to take any action. Unless validly revoked, the Voting Instruction and Consent Instruction or instruction to the Noteholder Custodian to submit a Consent Instruction given in connection with the Vote Without Meeting continue to be valid, so that the Tabulation and Voting Agent will cast a vote in the Noteholder Meeting on behalf of the relevant Noteholder in the same way as in the Vote Without Meeting (see “Procedures for Participating in the Noteholder Meeting – Voting through the Tabulation and Voting Agent as proxy by Noteholders having previously voted through the Tabulation and Voting Agent in the Vote Without Meeting” below).

In order to vote at the Noteholder Meeting through the Tabulation and Voting Agent as proxy, Noteholders who have not previously voted through the Tabulation and Voting Agent as proxy in the Vote Without Meeting must, by 23.59 (CET) on 8 October 2020 (the Registration and Instruction Deadline), (i) register on the Voting Platform (www.lucid- is.com/innogy) and (ii) submit, or arrange for submission of, a Consent Instruction to the Clearing Systems (as defined in the Consent Solicitation Memorandum) and procure that the Tabulation and Voting Agent receives such Consent Instruction via the Clearing Systems. Only Noteholders who have both (x) registered with, and instructed, the Tabulation and Voting Agent and (y) submitted a Consent Instruction in due time before the Registration and Instruction Deadline will be eligible to vote through the Tabulation and Voting Agent (see “Procedures for Participating in the Noteholder Meeting – Voting through the Tabulation and Voting Agent as proxy by Noteholders not having previously voted through the Tabulation and Voting Agent in the Vote Without Meeting or having unblocked their Notes” below).

NOTEHOLDERS SHOULD INFORM THEMSELVES AND BE AWARE THAT THE DEADLINES SET BY ANY INTERMEDIARY OR CLEARING SYSTEM MAY BE EARLIER THAN THE DEADLINES SET OUT IN THIS DOCUMENT.

Noteholders who do not wish to vote through the Tabulation and Voting Agent as proxy, may cast their votes either by physically attending the Noteholder Meeting and acting as principal on their own behalf or by appointing a physically attending proxy, voting agent or other agent acting on their behalf (other than the Tabulation and Voting Agent) at the Noteholder Meeting. Any such Noteholder must deliver identification documents and a Blocking Confirmation (Sperrvermerk) at the entrance to the Noteholder Meeting (see “Procedures for Participating in the Noteholder Meeting – Attendance at the Noteholder Meeting” below).

SOLICITATION AGENTS

CITIGROUP                             NATWEST MARKETS

TABULATION AND VOTING AGENT

LUCID ISSUER SERVICES LIMITED

TABLE OF CONTENTS

ENGLISH LANGUAGE VERSION	1

GENERAL	1

RATIONALE FOR THE NOTEHOLDER MEETING	2

INDICATIVE TIMETABLE	2

PROPOSED AMENDMENTS	4

CONSEQUENCES OF THE NOTEHOLDER MEETING	5

PROCEDURES FOR PARTICIPATING IN THE NOTEHOLDER MEETING	5

COUNTERMOTION AND SUPPLEMENTARY PROPOSALS	8

ANNOUNCEMENTS	8

AGREEMENTS, ACKNOWLEDGEMENTS, REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS	8

TERMINATION	8

DOCUMENTS	9

GERMAN LANGUAGE VERSION	10

ALLGEMEINES	10

GRUND FÜR DIE GLÄUBIGERVERSAMMLUNG	11

VORLÄUFIGER ZEITPLAN	11

ÄNDERUNGSVORSCHLAG	13

GEBÜHR	14

FOLGEN DER GLÄUBIGERVERSAMMLUNG	14

VERFAHREN FÜR DIE TEILNAHME AN DER GLÄUBIGERVERSAMMLUNG	15

GEGEN- UND ERGÄNZUNGSANTRÄGE	18

BEKANNTMACHUNGEN	18

ZUSTIMMUNGEN, BESTÄTIGUNGEN, ZUSICHERUNGEN, GEWÄHRLEISTUNGEN UND VERPFLICHTUNGEN	18

WIDERRUF	18

UNTERLAGEN	20

(i)

ENGLISH LANGUAGE VERSION

This Invitation has been drafted in the English language and in parts in the German language. Where a German language version exists, such German language version shall be binding.

GENERAL

Reference is made to the consent solicitation memorandum of the Issuer dated 13 August 2020 (the Consent Solicitation Memorandum) which is available from the Tabulation and Voting Agent or the German Federal gazette (Bundesanzeiger) or can be accessed at www.eon.com/innogy-bonds (the Solicitation Website). Capitalised terms used but not defined in this Invitation shall, unless the context otherwise requires, have the meanings set out in the Consent Solicitation Memorandum.

The Issuer, the Existing Guarantor and the New Guarantor have appointed Citigroup Global Markets Limited and NatWest Markets N.V. as consent solicitation agents (the Solicitation Agents) under a solicitation agency agreement which contains certain provisions regarding the payment for fees, expense reimbursement and indemnity arrangements and Lucid Issuer Services Limited as tabulation and voting agent (the Tabulation and Voting Agent) in connection with the Noteholder Meeting.

The Existing Issuer, the Existing Guarantor, the Substitute Issuer and the New Guarantor each accept responsibility for the information contained in this Consent Solicitation Memorandum. To the best of the knowledge and belief of the Existing Issuer, the Existing Guarantor, the Substitute Issuer and the New Guarantor (having taken all reasonable care to ensure that such is the case), the information contained in this Invitation is in accordance with the facts and does not omit anything likely to affect the import of such information

Noteholders should carefully consider the Consent Solicitation Memorandum and this Invitation before making any decision with respect to the Proposed Amendments to be voted on at the Noteholder Meeting. Noteholders are specifically requested to consider the more detailed descriptions contained in the Consent Solicitation Memorandum under “General”, “Rationale”, “Proposed Amendments”, “Ratings”, “Fee”, “Questions and Answers about the Votes Without Meeting”, “Risk Factors relating to the Votes Without Meeting”, “Information on the New Guarantor”, “Risk Factors relating to the New Guarantor”, “Tax Consequences”, “Amendment and Termination” and “Additional Information Available”. If any Noteholder is in any doubt regarding his/her options or is unsure of the impact of the implementation of the Extraordinary Resolution, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its broker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary is advised to contact such entity in accordance with applicable deadlines if it wishes to participate in the Noteholder Meeting.

In particular, Noteholders should carefully consider the key risk factors set out in the Consent Solicitation Memorandum, together with the other information contained in this Invitation, when deciding whether to participate in the Noteholder Meeting or how to vote with respect to the Proposed Amendments. The occurrence of any of the events described under “Risk Factors Relating to the New Guarantor” in the Consent Solicitation Memorandum, individually or together with other circumstances, could have a material adverse effect on the New Guarantor’s ability to fulfil its obligations under the New Guarantee.

None of the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Solicitation Agents, the Tabulation and Voting Agent, the Scrutineer or any of their respective directors, officers, employees or affiliates makes any representation or recommendation whatsoever regarding the Invitation, or any recommendation as to whether Noteholders should participate in the Noteholder Meeting or how to vote in such Noteholder Meeting. If any Noteholder has any doubt as to the action it should take, it is recommended to seek its own advice, including as to any tax consequences, from its legal adviser, intermediary, accountant or other independent adviser.

Noteholders must comply with all laws that apply to them in any place in which they possess this Invitation (see “General” in the Consent Solicitation Memorandum). The Noteholder Meeting will be held in accordance with the applicable provisions of the German Act on Debt Securities and the Dutch Financial Markets Supervision Act. Noteholders are responsible for complying with all of the procedures for participating in the relevant Noteholder Meeting described in this Invitation and the Consent Solicitation Memorandum. None of the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Solicitation Agents, the Tabulation and Voting Agent or the Scrutineer nor any of their respective directors, officers, employees or affiliates assumes any responsibility for informing Noteholders of irregularities with respect to compliance with such procedures (see “Procedures for Participating in the Noteholder Meeting” below).

RATIONALE FOR THE NOTEHOLDER MEETING

The Invitation to the Noteholder Meeting is made because the relevant quorum (at least 50% of the aggregate principal amount of the April 2025 Notes then outstanding represented by votes cast (including abstainers)) at the Vote Without Meeting held from 0.00 (CET) on 4 September 2020 to 23.59 (CET) on 11 September 2020 in relation to the April 2025 Notes was not met and no Extraordinary Resolution was passed. The Noteholder Meeting will be held as an adjourned meeting (zweite Versammlung) pursuant to Section 18 (4) sentence 2 in connection with Section 15 (3) sentence 3 of the German Act on Debt Securities and reduced quorum requirements apply (see “Proposed Amendments” below).

For more information on the rationale for the Consent Solicitation and this Invitation see “Rationale for the Consent Solicitations” in the Consent Solicitation Memorandum. In addition to the information set out therein, all rating contracts of the Existing Guarantor have been terminated, the last with effect as of 31 October 2020.

INDICATIVE TIMETABLE

Set out below is an indicative timetable showing the timing of the Invitation and/or the Noteholder Meeting, assuming that the Extraordinary Resolution will be passed and implemented.

Event	Date and Time

Launch Date of the Invitation to the Noteholder Meeting

Invitation (i) published on the Solicitation Website and (ii) sent for publication in the German Federal Gazette (Bundesanzeiger).	16 September 2020

Notices announcing the Invitation will also be published, or sent for publication, (i) through the Clearing Systems, (ii) on WM-Daten and (iii) on the website of the LuxSE (www.bourse.lu).

Registration and Instruction Deadline

Deadline for registration on, and submitting Voting Instructions to the Tabulation and Voting Agent via the Voting Platform and for receipt of Consent Instructions by the Tabulation and Voting Agent.	23.59 (CET) on 8 October 2020

Noteholders who have voted through the Tabulation and Voting Agent at the Vote Without Meeting and have not revoked their Voting Instruction and/or Consent Instruction do not need to again instruct the Tabulation and Voting Agent.

Noteholder Meeting will be held

Agenda: After the opening of the Noteholder Meeting, the Proposed Amendments and the rationale of the transaction will be presented. Noteholders are given the opportunity to raise questions and make countermotions. Provided that no countermotion is made, the Proposed Amendments will then be put to the vote of Noteholders. Once the results of the vote have been determined by the scrutineer, the scrutineer will close the Noteholder Meeting.	From 12.00 (CET) on 9 October 2020

To the extent validly instructed by Noteholders, the Tabulation and Voting Agent casts votes at the Noteholder Meeting as the Noteholders’ proxy.

Noteholders who have not instructed the Tabulation and Voting Agent may cast votes at the Noteholder Meeting, either by physically attending and acting as principal on its own behalf or by appointing a physically attending proxy, voting agent or other agent (other than the Tabulation and Voting Agent).

Announcement (Bekanntmachung) of Results of the Noteholder Meeting

Notices of whether the required quorum has been reached and/or the Extraordinary Resolution after has been passed at the Noteholder Meeting will be published, or sent for publication, (i) in The German Federal Gazette (Bundesanzeiger), (ii) on the Solicitation Website, (iii) on WM-Daten, (iv) through the Clearing Systems and (v) on the website of the LuxSE (www.bourse.lu).	As soon as reasonably practicable after the Noteholder Meeting

End of Statutory Contestation Period

Deadline for contesting the Extraordinary Resolution passed at the Noteholder Meeting.	One month after the results of the Noteholder Meeting have been announced (bekanntgemacht)

Implementation of the Extraordinary Resolution passed at the Noteholder Meeting

The scrutineer of the Noteholder Meeting forwards the contents of the Extraordinary Resolution recorded in the minutes of the Noteholder Meeting to the relevant Central Securities Depositary and instructs it to add such minutes to the Global Note held by such Central Securities Depositary.	As soon as reasonably practicable after the Conditions of Implementation with regard to the Notes have been fulfilled

Payment of Fee

Existing Issuer pays the Fee to the Clearing Systems for all eligible Noteholders.	After the implementation of the Extraordinary Resolution (expected to be approx. 7 business days after the end of Statutory Contestation Period)

Announcement (Bekanntmachung) of Implementation of Extraordinary Resolution

Notices that the Extraordinary Resolution has been implemented will be published, or sent for publication, (i) in the German Federal Gazette (Bundesanzeiger), (ii) on the Solicitation Website, (iii) on WM-Daten, (iv) through the Clearing Systems and (v) on the website of the LuxSE (www.bourse.lu).	As soon as reasonably practicably after the Extraordinary Resolution has been implemented

Noteholders are advised to check with any bank, securities broker or other intermediary through which they hold their Notes as to when such intermediary would need to receive instructions from a Noteholder in order for such Noteholder to participate in the relevant Noteholder Meeting by the deadlines specified above. The deadlines set by any such intermediary and each relevant Clearing System for the submission and (where permitted) revocation of Consent Instructions will be earlier than the relevant deadlines above.

PROPOSED AMENDMENTS

At the Noteholder Meeting, the Proposed Amendments in relation to the April 2025 Notes will be proposed again to Noteholders. For more information see the section “Proposed Amendments” in the Consent Solicitation Memorandum.

Proposed Amendments in respect of the April 2025 Notes:

Consent to the Change of Guarantor

Quorum: At least 25% of the aggregate principal amount of the April 2025 Notes then outstanding represented by Noteholders participating at the Noteholder Meeting (including if participating through the Tabulation and Voting Agent or any other proxy, voting agent or other agent)

Majority Requirement: At least 75% of the votes cast in favour of the Proposed Amendments

At the Noteholder Meeting, the following Proposed Amendments are put to the vote of Noteholders:

— The Noteholders grant their consent to the cancellation of the Existing Guarantees and the conclusion of the New Guarantee and the substitution of the Existing Issuer with the Substitute Issuer. References in the Conditions to “Guarantor” shall forthwith be to the New Guarantor and references to “Issuer” shall be to the Substitute Issuer.

The following amendments will be made to the Conditions:

§ 2 (2) and (3) shall be restated as follows:

“(2) Negative Pledge. So long as any Note remains outstanding, but only up to the time all amounts of principal and interest have been placed at the disposal of the Fiscal Agent, the Issuer undertakes not to create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon any or all of its present or future assets to secure any present or future Bond Issue without at the same time, or prior thereto, securing such Notes equally and rateably therewith. Bond Issue means any indebtedness of the Issuer which is, in the form of, or is represented by, any bond, security, certificate or other instrument which is or is capable of being listed, quoted or traded on any stock exchange or in any securities market (including any over-the-counter market) and any guarantee or other indemnity in respect of such indebtedness.

(3) Guarantee.

(a)        E.ON SE (the Guarantor) has given its unconditional and irrevocable guarantee (the Guarantee) for the due payment of principal of, and interest on, and any other amounts expressed to be payable under the Notes. The Guarantee constitutes a contract for the benefit of the Holders from time to time as third-party beneficiaries in accordance with § 328(1) of the German Civil Code1, giving rise to the right of each Holder to require performance of the Guarantee directly from the Guarantor and to enforce the Guarantee directly against the Guarantor. Copies of the Guarantee may be obtained free of charge during normal business hours at the principal office of the Guarantor in Essen and at the specified office of the Fiscal Agent set forth in § 6.

(b)        The Guarantor has undertaken in the Guarantee so long as any Note defined therein remains outstanding, but only up to the time all amounts of principal and interest have been placed at the disposal of the Fiscal Agent, not to create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon any or all of its present or future assets to secure any present or future Bond Issue without at the same time, or prior thereto, securing such Notes equally and rateably therewith. Bond Issue means any indebtedness which is, in the form of, or is represented by, any bond, security, certificate or other instrument which is or is capable of being listed, quoted or traded on any stock exchange or in any securities market (including any over-the-counter market) and any guarantee or other indemnity in respect of such indebtedness.”

§ 9(1)(c) shall be restated as follows:

“[Intentionally left blank]”

FEE

In the event that an Extraordinary Resolution is passed and implemented, the Existing Issuer will make a onetime cash payment equal to 0.05% of the denomination (EUR 0.50 per EUR 1,000) to all Noteholders who have validly delivered a vote (yes, no or abstention). See “Fee” in the Consent Solicitation Memorandum.

CONSEQUENCES OF THE NOTEHOLDER MEETING

The legal consequences differ depending on whether the Extraordinary Resolution will be passed or not.

Extraordinary Resolution passed

If passed and implemented, the Extraordinary Resolution will be binding on all Noteholders of the April 2025 Notes. This applies irrespective of whether Noteholders participated in the Noteholder Meeting, voted in favour of or against the Proposed Amendments or whether they abstained from voting. The implementation of the Extraordinary Resolution is subject to the satisfaction of certain Conditions of Implementation (see “Risk Factors relating to Votes Without Meeting – Conditions of Implementation” in the Consent Solicitation Memorandum). Even if the requisite majority of votes in favour of the Proposed Amendments is received, the Extraordinary Resolution will only be implemented if the Conditions of Implementation have either been satisfied or waived.

The description of the objection and contestation rights of Noteholders in “Risk Factors relating Votes Without Meeting - Contestation of Extraordinary Resolutions” and “Amendment and Termination – Contestation Rights” in the Consent Solicitation Memorandum apply to this Invitation with one exception: Unlike at Votes Without Meeting where Noteholders must object to the results of the Vote Without Meeting within two weeks following the announcement of the results, Noteholders who participated in the Noteholder Meeting must object to the Extraordinary Resolution passed until the end of the Noteholder Meeting.

Extraordinary Resolution not passed

If the Extraordinary Resolution is not passed (e.g., because the quorum is not met or the required majority is not reached) or not implemented (e.g., because the relevant Conditions of Implementation are not satisfied) the terms and conditions will remain unchanged. Thus, the Existing Issuer will remain issuer and the Notes will continue to be guaranteed by the Existing Guarantor. However, it should be noted that the Existing Guarantor will no longer be covered by any solicited rating nor publish any financial information. Furthermore, Noteholders would not benefit from a guarantee of the ultimate parent, unconfined reporting and solicited rating coverage.

If the Extraordinary Resolution is not passed, no further voting is foreseen under the German Act on Debt Securities.

PROCEDURES FOR PARTICIPATING IN THE NOTEHOLDER MEETING

In order to participate at the Noteholder Meeting the Noteholders are requested to cast their vote through the Tabulation and Voting Agent as proxy (I. and II.). Alternatively, Noteholders or their representatives (other than the Tabulation and Voting Agent) may vote by attending physically at the Noteholder Meeting (III.).

I.	Voting through the Tabulation and Voting Agent as proxy by Noteholders having previously voted through the Tabulation and Voting Agent in the Vote Without Meeting

Unless validly revoked (see “Amendment and Termination - Revocation Rights” in the Consent Solicitation Memorandum), the Voting Instruction and Consent Instruction or instruction to the Noteholder Custodian to submit a Consent Instruction given in connection with the Vote Without Meeting continue to be valid. The Tabulation and Voting Agent will cast a vote in the Noteholder Meeting in the same way as in the Vote Without Meeting (see “Procedures for Participating in the Votes Without Meeting - Noteholder Meetings in the Event the quorum is not reached in a Vote without Meeting “ in the Consent Solicitation Memorandum).

In order to vote through the Tabulation and Voting Agent as proxy, no further activity by Noteholders who have previously voted through the Tabulation and Voting Agent in the Vote Without Meeting and

who have not revoked their Voting Instruction and/or Consent Instruction (and therefore unblocked their April 2025 Notes) is required. The Tabulation and Voting Agent as proxy, or any person duly authorised by the Tabulation and Voting Agent, will physically attend and cast the votes on behalf of the Noteholder as instructed in the Voting Instruction at the Noteholder Meeting.

Voting Instructions and Consent Instructions continue to be valid provided that Noteholders have not validly revoked their Voting Instruction and/or Consent Instructions (see “Procedures for participating in the Votes Without Meeting – Voting through the Tabulation and Voting Agent”, “Amendment and Termination – Revocation Rights” in the Consent Solicitation Memorandum). Unless a Consent Instruction has been validly revoked by a Noteholder, the relevant Notes held on behalf of such Noteholder in the relevant account in the relevant Clearing System remain blocked until conclusion of the Noteholder Meeting (see “Risk Factors relating to the Votes Without Meeting - Blocking of Notes and Restrictions on Transfer” in the Consent Solicitation Memorandum).

II.	Voting through the Tabulation and Voting Agent as proxy by Noteholders not having previously voted through the Tabulation and Voting Agent in the Vote Without Meeting or having unblocked their Notes

Voting through the Tabulation and Voting Agent

In order to vote through the Tabulation and Voting Agent as proxy, Noteholders must, by the Registration and Instruction Deadline, (i) register on the Voting Platform (www.lucid-is.com/innogy) and (ii) submit, or arrange for submission of, a Consent Instruction to the Clearing Systems and procure that the Tabulation and Voting Agent receives such Consent Instruction via the Clearing Systems.

Registration

Upon registration on the Voting Platform, Noteholders will be required to submit their name, address, status (U.S. person / U.S. QIB or accredited investor / Non U.S. person), ISIN of the Notes, number of Notes and total principal amount of the Notes held by a Noteholder and credited to the securities account of the Noteholder Custodian of that Noteholder (together, the Noteholder Details) as well as the instruction to the Tabulation and Voting Agent to vote in favour of or against the Proposed Amendments or to abstain from a vote in relation to the Proposed Amendments (the Voting Instruction). By submitting a valid Voting Instruction, the Noteholder will appoint the Tabulation and Voting Agent as proxy to vote in the manner specified in their Voting Instruction in respect of the Proposed Amendments at the Noteholder Meeting. Each Voting Instruction is irrevocable but will be deemed to be revoked automatically if the Invitation is terminated by the Issuer (see “Termination” below).

Upon completion of the registration process, the Voting Platform will generate a unique identifier code (the ID-Code) and send the ID-Code, together with the Noteholder Details and the Voting Instruction, via email to the Tabulation and Voting Agent. At the same time, the Voting Platform will generate an email to the Noteholder confirming that the registration was successfully completed and specifying the ID-Code and a reminder that the Noteholder needs to submit, or arrange for submission of, a Consent Instruction to the Clearing Systems in order to be eligible to vote at the relevant Noteholder Meeting.

Consent Instruction

In order to be eligible to vote, Noteholders must – in addition to registering on the Voting Platform – submit a Consent Instruction to the Clearing Systems, and procure that the Tabulation and Voting Agent receives such Consent Instruction via the Clearing Systems, by the Registration and Instruction Deadline.

Only Direct Participants may submit Consent Instructions. Each Noteholder that is not a Direct Participant must arrange for the Direct Participant through which such Noteholder holds its Notes to submit a Consent Instruction on its behalf before the applicable deadlines. Each Noteholder that is not a Direct Participant but holds Notes through an intermediary custodian bank (the Noteholder Custodian) must instruct the Noteholder Custodian to (i) submit, or arrange for submission of, a Consent Instruction to the Clearing Systems and (ii) immediately block the Notes held by such Noteholder Custodian for the Noteholder.

The Consent Instruction must specify, among others, the name of the Noteholder, the ID-Code, the Noteholder’s holding in the Notes, the securities account number at Euroclear/Clearstream in which the relevant Notes are held, an instruction to immediately block the relevant holding of Notes, and whether the Noteholder votes in favour of or against the Proposed Amendments or abstains from voting at the relevant Vote Without Meeting. The receipt of such Consent Instruction by Euroclear/Clearstream from a Direct Participant will be acknowledged in accordance with the standard practices of Euroclear/Clearstream and will result in the blocking of the relevant Notes in the relevant Direct Participant’s account with Euroclear/Clearstream so that no transfers may be effected in relation to such Notes.

Euroclear/Clearstream will transmit Consent Instructions received from Direct Participants on behalf of the Noteholders electronically to the Tabulation and Voting Agent. Upon receipt of such electronic message from Euroclear/Clearstream, the Tabulation and Voting Agent will assess whether the Noteholder Details in such messages correspond to the Noteholder Details submitted by the Noteholder to the Tabulation and Voting Agent upon registration on the Voting Platform. If the Tabulation and Voting Agent, in its reasonable discretion, determines that the details correspond and that it is validly instructed to vote on behalf of the relevant Noteholder, the Tabulation and Voting Agent will cast the votes at the Noteholder Meeting on behalf of the Noteholder as instructed in the Voting Instruction.

In order to vote through the Tabulation and Voting Agent as proxy, Noteholders must have both registered on the Voting Platform and submitted, or arranged for submission of, the Consent Instructions to the Clearing Systems by the Registration and Instruction Deadline. Noteholders who have only registered on the Voting Platform by the Registration and Instruction Deadline will not be eligible to vote if the Consent Instruction has not been received by the Tabulation and Voting Agent by the Registration and Instruction Deadline. The Tabulation and Voting Agent may, in its sole discretion, decide whether it will cast votes on behalf of Noteholders if it has received the Consent Instruction via Clearing Systems after the Registration and Instruction Deadline, provided that all Noteholders are treated equally.

Each Consent Instruction submitted after the date of this Invitation is irrevocable but will be deemed to be revoked automatically if the Invitation is terminated by the Issuer (see “Termination” below).

III.	Attending the Noteholder Meeting

While Noteholders are requested to continue casting their votes through the Tabulation and Voting Agent, each Noteholder may alternatively cast votes directly at the Noteholder Meeting, either by physically attending and acting as principal on its own behalf or by appointing a physically attending proxy, voting agent or other agent (other than the Tabulation and Voting Agent).

Noteholders must prove their entitlement to participate at the Noteholder Meeting by delivering the following documents at the entrance to the Noteholder Meeting:

(a)

Identification documents and evidence of beneficial ownership of the Noteholder of the Notes in form of a Blocking Confirmation issued by the Noteholder Custodian for the respective date of the Noteholder Meeting. Noteholders are requested to use the form of blocking confirmation which is contained in this Invitation in “Annex 1 – Standard Blocking Confirmation” (the Standard Blocking Confirmation), which can also be downloaded on the Solicitation Website. Noteholders who have not delivered a Blocking Confirmation at the entrance of the Noteholder Meeting, or have otherwise not evidenced that the Notes are blocked, will be denied access to, and will not be eligible to vote at, the Noteholder Meeting.

(b)

If the Noteholder will cast its votes through a proxy, voting agent or other agent (other than the Tabulation and Voting Agent) appointed by it, a completed and signed form of proxy as contained in this Invitation in “Annex 2 – Form of Proxy” (the Form of Proxy) and which can be downloaded from the Solicitation Website. A proxy, voting agent or other agent (other than the Tabulation and Voting Agent) acting on behalf of a Noteholder not delivering a Form of Proxy at the entrance to the Noteholder Meeting will be denied access to, and will not be eligible to vote at, the Noteholder Meeting.

Representatives who sign forms or powers of attorney on behalf of Noteholders are, if the Noteholders are companies, partnerships or other legal entities, requested to evidence their power of representation by, e.g., providing a current excerpt from a relevant register or other equivalent confirmation. In addition, statutory representatives (e.g., parents acting as representatives for their children, guardians acting as representatives for their wards) or an official administrator (e.g., an insolvency administrator) are requested to evidence their statutory power of representation by submitting adequate documentation (e.g., the certificate of appointment as insolvency administrator).

COUNTERMOTION AND SUPPLEMENTARY PROPOSALS

Each Noteholder is entitled to make countermotions (Gegenanträge) in respect of the Proposed Amendments. In addition, Noteholders who together hold 5% of the aggregate principal amount of the April 2025 Notes may make supplementary proposals by requesting that new items be published for resolution.

Countermotions and supplementary proposals and, in the case of a supplementary proposal, evidence that the Noteholders hold 5% of the aggregate principal amount of the April 2025 Notes has to be submitted in writing (Textform) (e.g., via mail or email) to the following address of the Issuer:

innogy Finance B.V.

c/o E.ON SE

Address:	Brüsseler Platz 1, 45131 Essen, Germany
Attention:	Corporate Finance
Reference:	April 2025 Notes

Fax:     +49 201 184 1228

Email: investorrelations@eon.com

Supplementary proposals must be received by the Issuer in such timely manner that they can be announced at the latest on the third day prior to the commencement of the Noteholder Meeting in the German Federal Gazette (Bundesanzeiger) and on the Solicitation Website. Countermotions must be delivered to the Issuer in a timely manner before the start of the Noteholder Meeting and will be published on the Solicitation Website promptly or can be made at the Noteholder Meeting (in which case no publication is required).

ANNOUNCEMENTS

Unless stated otherwise in this Invitation, all announcements in connection with the Noteholder Meeting will be made by the Issuer by publication (i) in the German Federal Gazette (Bundesanzeiger), (ii) on the Solicitation Website, (iii) on WM-Daten, (iv) through the Clearing Systems and (v) on the website of the LuxSE (www.bourse.lu).

Copies of all announcements, notices and press releases can also be obtained from the Tabulation and Voting Agent. Significant delays may be experienced where notices are delivered to the relevant Clearing Systems and Noteholders are urged to contact the Tabulation and Voting Agent for the relevant announcements during the course of the Consent Solicitations. In addition, Noteholders may contact the Solicitation Agents for information using the contact details shown at the end of this Invitation.

AGREEMENTS, ACKNOWLEDGEMENTS, REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

By submitting a Consent Instruction to the relevant Clearing System in accordance with the procedures of such Clearing System, or by arranging for such Consent Instruction to be made, any Noteholder, Noteholder Custodian and Direct Participant submitting such Consent Instruction on such Noteholder’s behalf, as the case may be, shall be deemed to agree, and acknowledge, represent, warrant and undertake, to the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Tabulation and Voting Agent, the Solicitation Agents and the Scrutineer as set out in “Agreements, acknowledgements, representations, warranties and undertakings” in the Consent Solicitation Memorandum.

TERMINATION

Notwithstanding any other provision of this Invitation, the Issuer may, subject to applicable laws, at its option and in its sole discretion terminate the Invitation at any time until the Extraordinary Resolution has been implemented.

The Issuer will promptly announce to the public any such termination in accordance with the terms set out above under “Announcements”.

In the event the Invitation is terminated, all such Voting Instructions and Consent Instructions relating to the Invitation will be deemed to be revoked automatically. All Notes in respect of which Consent Instructions had been submitted prior to the time of such termination will be unblocked promptly in the relevant account in Euroclear or Clearstream.

DOCUMENTS

From the beginning of the publication of this Invitation the following documents are available for Noteholders on the Solicitation Website:

•	This Invitation to the Noteholder Meeting;

•	the Consent Solicitation Memorandum;

•	a Form of Standard Blocking Confirmation;

•	a Form of Proxy; and

•	the Conditions of the April 2025 Notes.

Upon request of a Noteholder, copies of the aforementioned documents shall be sent to her/him without delay and free of charge. The requests must be sent by post or e-mail to:’

innogy Finance B.V.

c/o E.ON SE

Address:	Brüsseler Platz 1, 45131 Essen, Germany
Attention:	Corporate Finance
Reference:	April 2025 Notes

Fax:     +49 201 184 1228

Email: investorrelations@eon.com

Also, the notary Dr. Christiane Mühe with business address at Taunusanlage 17, 60325 Frankfurt am Main (Germany) in its capacity as scrutineer of the Vote Without Meeting in relation to the April 2025 Notes invites the Noteholders of the April 2025 Notes and hereby publishes the aforementioned Invitation to the Noteholder Meeting.

Frankfurt am Main, September 2020

Notarin Dr. Christiane Mühe, Frankfurt am Main

GERMAN LANGUAGE VERSION

Diese Einberufung (die Einberufung) wurde in englischer Sprache und teilweise in deutscher Sprache verfasst. Sofern eine deutsche Fassung besteht, ist diese verbindlich.

ALLGEMEINES

Es wird Bezug genommen auf das Memorandum zur Aufforderung zur Stimmabgabe der Emittentin vom 13. August 2020 (das Memorandum), das beim Tabulation und Voting Agent oder beim Bundesanzeiger erhältlich ist oder unter www.eon.com/innogy-anleihen (die Solicitation Website) abgerufen werden kann. Sofern sich aus dem Kontext nichts anderes ergibt, haben die in dieser Einberufung verwendeten aber nicht definierten Begriffe die ihnen im Memorandum zugewiesene Bedeutung.

Die Emittentin, die Bestehende Garantin und die Neue Garantin haben die Citigroup Global Markets Limited und NatWest Markets N.V. als Consent Solicitation Agents (die Solicitation Agents) im Rahmen eines Solicitation Agency Agreement, das einige Bestimmungen im Hinblick auf die Zahlung von Gebühren, die Auslagenerstattung und Freistellungsvereinbarungen enthält, und die Lucid Issuer Services Limited als Tabulation und Voting Agent (der Tabulation and Voting Agent) im Zusammenhang mit der Gläubigerversammlung beauftragt.

Die Emittentin, die Bestehende Garantin und die Neue Garantin übernehmen jeweils die Verantwortung für die in dieser Einberufung enthaltenen Angaben. Die Emittentin, die Bestehende Garantin und die Neue Garantin haben diese Angaben mit der erforderlichen Sorgfalt geprüft. Nach bestem Wissen und Gewissen der Emittentin, der Bestehenden Garantin und der Neuen Garantin entsprechen die Angaben in dieser Einberufung den Tatsachen, und es wurden keine für das Verständnis dieser Angaben erforderlichen Informationen ausgelassen.

Gläubiger sollten das Memorandum und diese Einberufung sorgfältig prüfen, bevor sie eine Entscheidung hinsichtlich des Änderungsvorschlags treffen, über den bei der Gläubigerversammlung abzustimmen ist. Gläubiger werden insbesondere gebeten, die näheren Einzelheiten im Memorandum in den Abschnitten „Allgemeines”, „Grund”, „Änderungsvorschläge”, „Ratings”, „Gebühr”, „Fragen und Antworten zu den Abstimmungen ohne Versammlung”, „Risikofaktoren im Zusammenhang mit Abstimmungen ohne Versammlung”, „Informationen über die Neue Garantin”, „Risikofaktoren in Bezug auf die Neue Garantin”, „Steuerliche Auswirkungen”, „Änderung und Beendigung” und „Zusätzliche Informationen verfügbar” zu berücksichtigen. Gläubigern, die sich nicht sicher sind, welche Optionen sie haben oder welche Auswirkungen die Durchführung des Gläubigerbeschlusses hat, wird empfohlen, unmittelbar bei ihrem Makler, Bankberater, Anwalt, Wirtschaftsprüfer oder einem sonstigen unabhängigen Finanz-, Steuer- oder Rechtsberater eine eigene Finanz- und Rechtsberatung einzuholen, auch hinsichtlich steuerlicher Auswirkungen. Natürlichen oder juristischen Personen, deren Schuldverschreibungen von einem Makler, Händler, einer Bank, Depotbank, Treuhandgesellschaft oder einem sonstigen Bevollmächtigten oder Intermediär in ihrem Auftrag gehalten werden, wird empfohlen, das betreffende Unternehmen im Einklang mit den geltenden Fristen zu kontaktieren, sofern sie an der Gläubigerversammlung teilnehmen möchten.

Insbesondere sollten Gläubiger bei ihrer Entscheidung über die Teilnahme an der Gläubigerversammlung oder die Abstimmung über den Änderungsvorschlag die im Memorandum aufgeführten wichtigsten Risikofaktoren zusammen mit den anderen in dieser Einberufung enthaltenen Angaben sorgfältig prüfen. Der Eintritt von unter „Risikofaktoren in Bezug auf die Neue Garantin” im Memorandum beschriebenen Ereignissen, sei es einzeln oder zusammen mit sonstigen Umständen, könnte auf die Fähigkeit der Neuen Garantin, ihre Verpflichtungen im Rahmen der Neuen Garantie zu erfüllen, wesentliche nachteilige Auswirkungen haben.

Weder die Bestehende Emittentin, die Bestehende Garantin, die Nachfolgeschuldnerin, die Neue Garantin, die Solicitation Agents, der Tabulation und Voting Agent, die Abstimmungsleiterin der Abstimmung ohne Versammlung noch deren jeweilige Geschäftsleiter, Führungskräfte, Mitarbeiter oder verbundenen Unternehmen geben Zusicherungen oder Empfehlungen zur Einberufung ab oder eine Empfehlung dahingehend, ob die Gläubiger an der Gläubigerversammlung teilnehmen oder wie sie bei dieser Gläubigerversammlung stimmen sollten. Den Gläubigern wird bei Fragen hinsichtlich der von ihnen vorzunehmenden Handlungen empfohlen, unabhängig den Rat ihres Rechtsberaters, Intermediärs, Wirtschaftsprüfers oder eines sonstigen unabhängigen Beraters, auch in Bezug auf etwaige steuerliche Folgen, einzuholen.

Gläubiger müssen sämtliche für sie geltenden Gesetze an jedem Ort, an dem sie diese Einberufung bekommen, einhalten (siehe „General” im Memorandum). Die Gläubigerversammlung wird im Einklang mit den Bestimmungen des Schuldverschreibungsgesetzes (SchVG) und des niederländischen Finanzmarktaufsichtsgesetzes durchgeführt. Gläubiger sind für die Einhaltung sämtlicher Verfahren für die Teilnahme an der betreffenden Gläubigerversammlung, die in dieser Einberufung und in dem Memorandum beschrieben werden, selbst verantwortlich. Weder die Bestehende Emittentin, die Bestehende Garantin, die Nachfolgeschuldnerin, die Neue Garantin, die Solicitation Agents, der Tabulation und Voting Agent oder die Abstimmungsleiterin der Abstimmung ohne Versammlung noch deren jeweilige Geschäftsleiter, Führungskräfte, Mitarbeiter oder verbundenen Unternehmen übernehmen die Verantwortung für die Unterrichtung der Gläubiger über Unregelmäßigkeiten hinsichtlich der Einhaltung dieser Verfahren (siehe nachstehend „Verfahren für die Teilnahme an der Gläubigerversammlung”).

GRUND FÜR DIE GLÄUBIGERVERSAMMLUNG

Diese Einberufung zur Gläubigerversammlung erfolgt, da die erforderliche Beschlussfähigkeit (mindestens 50 % des Gesamtnennbetrages der zum jeweiligen Zeitpunkt ausstehenden April 2025 fälligen Schuldverschreibungen, die durch die abgegebenen Stimmen vertreten werden (einschließlich Enthaltungen)) bei der Abstimmung ohne Versammlung, die von 0.00 Uhr (MEZ) am 4. September 2020 bis 23.59 Uhr (MEZ) am 11. September 2020 in Bezug auf die April 2025 fälligen Schuldverschreibungen stattfand, nicht erreicht wurde und kein Gläubigerbeschluss gefasst wurde. Die Gläubigerversammlung wird als eine zweite Versammlung gemäß § 18 Abs. 4 Satz 2 in Verbindung mit § 15 Abs. 3 Satz 3 SchVG abgehalten und es gelten geringere Anforderungen im Hinblick auf die Beschlussfähigkeit (siehe nachstehend unter „Änderungsvorschläge”).

Weitere Informationen über den Grund für die Aufforderung zur Stimmabgabe und diese Einberufung sind unter „Grund für die Aufforderung zur Stimmabgabe” im Memorandum ausgeführt. Zusätzlich zu den Informationen, die darin angegeben sind, bleibt festzuhalten, dass alle Rating Verträge der Bestehenden Garantin nunmehr gekündigt wurden, der letzte mit Wirkung zum 31. Oktober 2020.

VORLÄUFIGER ZEITPLAN

Nachstehend ist ein vorläufiger Zeitplan aufgeführt, der den zeitlichen Ablauf der Einberufung bzw. der Gläubigerversammlung unter der Annahme, dass der Gläubigerbeschluss gefasst und durchgeführt wird, aufzeigt.

Ereignis	Datum und Uhrzeit

Veröffentlichung der Einberufung zur Gläubigerversammlung

Die Einberufung wird (i) auf der Solicitation Website veröffentlicht und (ii) zur Veröffentlichung an den Bundesanzeiger übersendet.	16. September 2020

Außerdem werden Mitteilungen zur Bekanntmachung der Einberufung (i) über die Clearing- Systeme, (ii) auf WM-Daten und (iii) auf der Webseite der Luxemburger Börse LuxSE (www.bourse.lu) veröffentlicht bzw. zur Veröffentlichung übersendet.

Anmelde- und Anweisungsfrist

Frist für die Anmeldung und Übermittlung von Abstimmungsanweisungen an den Tabulation und Voting Agent über die Abstimmungsplattform und für den Erhalt von Consent Instructions durch den Tabulation und Voting Agent.	23.59 Uhr (MEZ) am 8. Oktober 2020

Gläubiger, die über den Tabulation und Voting Agent bei der Abstimmung ohne Versammlung abgestimmt und ihre Abstimmungsanweisungen und/oder die Consent Instruction nicht widerrufen haben, müssen den Tabulation und Voting Agent nicht erneut anweisen.

Abhalten der Gläubigerversammlung

Tagesordnung: Nach der Eröffnung der Gläubigerversammlung werden der Änderungsvorschlag und der Grund für die Transaktion vorgestellt. Gläubigern wird die Möglichkeit gegeben, Fragen und Gegenanträge zu stellen. Sofern keine Gegenanträge gestellt werden, wird der Änderungsvorschlag danach den Gläubigern zur Abstimmung gestellt. Sobald die Ergebnisse der Abstimmung von der Abstimmungsleiterin festgestellt wurden, wird die Abstimmungsleiterin die Gläubigerversammlung schließen.	Ab 12.00 (MEZ) am 9. Oktober 2020

Soweit er von den Gläubigern wirksam angewiesen wurde, gibt der Tabulation und Voting Agent bei der Gläubigerversammlung Stimmen als Stimmrechtsvertreter der Gläubiger ab. Gläubiger, die den Tabulation und Voting Agent nicht beauftragt haben, können ihre Stimmen auf der Gläubigerversammlung durch persönliche Teilnahme oder durch Bestellung eines persönlich teilnehmenden Stimmrechtsvertreters, Abstimmungsbeauftragten oder anderen Beauftragten (der nicht der Tabulation und Voting Agent ist) abgeben.

Bekanntmachung der Ergebnisse der Gläubigerversammlung

Mitteilungen darüber, ob die erforderliche Beschlussfähigkeit erreicht wurde und/oder ob der Gläubigerbeschluss bei der Gläubigerversammlung gefasst wurde, werden (i) im Bundesanzeiger, (ii) auf der Solicitation Website, (iii) auf WM-Daten, (iv) über die Clearing-Systeme und (v) auf der Webseite der Luxemburger Börse LuxSE (www.bourse.lu) veröffentlicht bzw. zur Veröffentlichung übersendet.	So bald möglich nach der Gläubigerversammlung

Ablauf der Gesetzlichen Anfechtungsfrist

Frist für die Anfechtung des bei der Gläubigerversammlung gefassten Gläubigerbeschlusses. Ein Monat nach Bekanntmachung der	Ein Monat nach Bekanntmachung der Ergebnisse der Gläubigerversammlung

Zahlung der Gebühr

Die Bestehende Emittentin bezahlt für alle gebührenberechtigten Gläubiger die Gebühren an die Clearing-Systeme	Nach Vollziehung des Gläubigerbeschlusses (erwartungsgemäß ca. 7 Geschäftstage nach Ablauf der Gesetzlichen Anfechtungsfrist)

Durchführung des bei der Gläubigerversammlung gefassten Gläubigerbeschlusses

Die Abstimmungsleiterin der Gläubigerversammlung leitet den Inhalt des in der Niederschrift über die Gläubigerversammlung aufgezeichneten Gläubigerbeschlusses an die betreffende Wertpapiersammelbank weiter und weist diese an, die Niederschrift der von dieser Wertpapiersammelbank verwahrten Globalurkunde beizufügen.	So bald möglich nach Erfüllung der Durchführungsbedingungen im Hinblick auf die Schuldverschreibungen

Bekanntmachung der Durchführung des Gläubigerbeschlusses

Mitteilungen darüber, dass der Gläubigerbeschluss durchgeführt wurde, werden So bald möglich nach (i) im Bundesanzeiger, (ii) auf der Solicitation Website, (iii) auf WM-Daten, (iv) Durchführung des über die Clearing-Systeme und (v) auf der Webseite der Luxemburger Börse Gläubigerbeschlusses (www.bourse.lu) veröffentlicht bzw. zur Veröffentlichung übersendet.

Den Gläubigern wird geraten, sich bei der Bank, dem Wertpapier-Broker oder einem anderen Intermediär, über den sie ihre Schuldverschreibungen halten, zu erkundigen, bis wann dem Intermediär Anweisungen eines Gläubigers zugehen müssen, damit der betreffende Gläubiger unter Einhaltung der vorstehend angegebenen Fristen an der betreffenden Gläubigerversammlung teilnehmen kann. Die von einem solchen Intermediär und jedem zuständigen Clearing-System genannten Termine für die Einreichung bzw. (sofern zulässig) den Widerruf der Consent Instructions werden vor den vorstehend angegebenen Fristen liegen.

ÄNDERUNGSVORSCHLAG

Bei der Gläubigerversammlung wird der Änderungsvorschlag in Bezug auf die April 2025 fälligen Schuldverschreibungen den Gläubigern erneut vorgeschlagen. Weitere Einzelheiten sind im Abschnitt „Änderungsvorschläge” im Memorandum ausgeführt. Zusätzlich zu den dort enthaltenen Informationen sind nunmehr alle Ratingverträge der Bestehenden Garantin gekündigt, der letzte mit Wirkung zum 31. Oktober 2020.

Änderungsvorschlag für die April 2025 fälligen Schuldverschreibungen:

Zustimmung zur Ersetzung der Garantin	Beschlussfähigkeit: Mindestens 25 % des Gesamtnennbetrages der zum jeweiligen Zeitpunkt ausstehenden April 2025 fälligen Schuldverschreibungen, die durch an der Gläubigerversammlung teilnehmende Gläubiger vertreten werden (einschließlich einer Teilnahme über den Tabulation und Voting Agent oder einen anderen Stimmrechtsvertreter, Abstimmungsbeauftragten oder sonstigen Vertreter)

Mehrheitserfordernis: Mindestens 75 % der abgegebenen Stimmen für die Änderungsvorschläge

Bei der Gläubigerversammlung wird den Gläubigern folgender Änderungsvorschlag unterbreitet und zur Abstimmung gestellt:

—

Die Gläubiger erteilen ihre Zustimmung zur Aufhebung der Bestehenden Garantien und zum Abschluss der Neuen Garantie sowie der Ersetzung der Bestehenden Emittentin durch die Nachfolgeschuldnerin. Bezugnahmen in den Bedingungen auf „Garantin” beziehen sich auf die Neue Garantin, Bezugnahmen in den Bedingungen jeder Serie auf „Emittentin” beziehen sich auf die Nachfolgeschuldnerin.

§ 2 (2) und (3) werden wie folgt umformuliert:

„(2) Negativverpflichtung. Die Emittentin verpflichtet sich solange eine Schuldverschreibung noch aussteht (aber nur bis zu dem Zeitpunkt, in dem alle Beträge von Kapital und Zinsen dem Fiscal Agent zur Verfügung gestellt worden sind), ihre gegenwärtigen oder zukünftigen Vermögenswerte nicht mit Grundpfandrechten, Pfandrechten oder sonstigen Sicherungsrechten zur Besicherung einer gegenwärtigen oder zukünftigen Anleihe zu belasten oder solche Rechte zu diesem Zweck bestehen zu lassen, ohne gleichzeitig oder vorher die Schuldverschreibungen auf gleiche Weise und anteilig damit zu besichern. „Anleihe” bedeutet jede Verbindlichkeit, die in der Form einer Schuldverschreibung oder eines sonstigen Wertpapiers verbrieft ist und an einer Börse oder an einem anderen Wertpapiermarkt (einschließlich des außerbörslichen Handels) eingeführt ist, notiert oder gehandelt wird oder werden kann, sowie jede Garantie oder sonstige Gewährleistung in Bezug auf eine solche Verbindlichkeit.

(3) Garantie.

(a) E.ON SE (die Garantin) hat eine unbedingte und unwiderrufliche Garantie (die Garantie) für die ordnungsgemäße Zahlung von Kapital und Zinsen und sonstiger auf die Schuldverschreibungen zahlbarer Beträge übernommen. Die Garantie stellt einen Vertrag zugunsten eines jeden Gläubigers als begünstigtem Dritten gemäß § 328 Absatz 1 BGB dar, welcher das Recht eines jeden Gläubigers begründet, Erfüllung aus der Garantie unmittelbar von der Garantin zu verlangen und die Garantie unmittelbar gegenüber der Garantin durchzusetzen. Kopien der Garantie können kostenlos während der üblichen Geschäftszeiten am Sitz der Garantin in Düsseldorf und bei der bezeichneten Geschäftsstelle des Fiscal Agent gemäß § 6 bezogen werden.

(b) Die Garantin hat sich in der Garantie verpflichtet, solange darin eine bezeichnete Schuldverschreibung aussteht (aber nur bis zu dem Zeitpunkt, in dem alle Beträge an Kapital und Zinsen dem Fiscal Agent zur Verfügung gestellt worden sind), ihre gegenwärtigen oder zukünftigen Vermögenswerte nicht mit Grundpfandrechten, Pfandrechten oder sonstigen Sicherungsrechten zur Besicherung einer gegenwärtigen oder zukünftigen Anleihe zu belasten oder solche Rechte zu diesem Zweck bestehen zu lassen, ohne gleichzeitig oder vorher die Schuldverschreibungen auf gleiche Weise und anteilig damit zu besichern. „Anleihe” bedeutet jede Verbindlichkeit, die in der Form einer Schuldverschreibung oder eines sonstigen Wertpapiers verbrieft ist und an einer Börse oder an einem anderen Wertpapiermarkt (einschließlich des außerbörslichen Handels) eingeführt ist, notiert oder gehandelt wird oder werden kann, sowie jede Garantie oder sonstige Gewährleistung in Bezug auf eine solche Verbindlichkeit.”

§ 9 (1) (c) wird wie folgt umformuliert:

„[absichtlich freigelassen]”

GEBÜHR

Für den Fall, dass ein Gläubigerbeschluss gefasst und vollzogen wird, leistet die Bestehende Emittentin eine einmalige Barzahlung in Höhe von 0,05 % der betreffenden Stückelung (0,50 Euro pro 1.000 Euro) an alle Gläubiger, die in gültiger Weise eine Stimme (Ja, Nein oder Enthaltung) abgegeben haben. Siehe „Gebühr” im Memorandum.

FOLGEN DER GLÄUBIGERVERSAMMLUNG

Die Rechtsfolgen sind unterschiedlich und hängen davon ab, ob der Gläubigerbeschluss gefasst wird oder nicht.

Gefasster Gläubigerbeschluss

Sofern der Gläubigerbeschluss gefasst und durchgeführt wird, ist er für alle Gläubiger der April 2025 fälligen Schuldverschreibungen bindend. Dies gilt unabhängig davon, ob die Gläubiger an der Gläubigerversammlung teilgenommen, für oder gegen den Änderungsvorschlag gestimmt oder sich enthalten haben. Die Durchführung des Gläubigerbeschlusses unterliegt der Erfüllung bestimmter Durchführungsbedingungen (siehe „Risikofaktoren im Zusammenhang mit Abstimmungen ohne Versammlung – Durchführungsbedingungen” im Memorandum). Auch wenn die erforderliche Mehrheit für den Änderungsvorschlag erreicht wird, wird der Gläubigerbeschluss nur durchgeführt, wenn die Durchführungsbedingungen entweder erfüllt sind oder auf sie verzichtet wurde. Die Beschreibung der Widerspruchs- und Anfechtungsrechte der Gläubiger in „Risikofaktoren im Zusammenhang mit Abstimmungen ohne Versammlung – Anfechtung von Gläubigerbeschlüssen” und „Änderung und Beendigung – Anfechtungsrechte” im Memorandum gelten für diese Einberufung mit einer Ausnahme: Im Gegensatz zu Abstimmungen ohne Versammlung, bei denen Gläubiger den Ergebnissen der Abstimmung ohne Versammlung innerhalb von zwei Wochen nach Verkündung der Ergebnisse widersprechen müssen, müssen Gläubiger, die an der Gläubigerversammlung teilgenommen haben, dem Gläubigerbeschluss bis zum Ende dieser Versammlung widersprechen.

Nicht gefasster Gläubigerbeschluss

Sofern der Gläubigerbeschluss nicht gefasst wird (z. B. weil die Beschlussfähigkeit oder die erforderliche Mehrheit nicht erreicht wird) oder nicht vollzogen wird (z. B. weil die betreffenden Vollzugsbedingungen nicht erfüllt sind), bleiben die Anleihebedingungen unverändert. Somit bleibt die Bestehende Emittentin die Emittentin und die Schuldverschreibungen werden weiterhin durch die Bestehende Garantin garantiert. Jedoch sollte beachtet werden, dass die Bestehende Garantin kein Kreditrating mehr erhalten oder Finanzinformationen veröffentlichen wird. Darüber hinaus würden die Gläubiger nicht von einer Garantie der obersten Muttergesellschaft, uneingeschränkter Berichterstattung und beauftragten Ratings profitieren.

Sofern der Gläubigerbeschluss nicht gefasst wird, sieht das Schuldverschreibungsgesetz zudem keine weitere Abstimmung vor.

VERFAHREN FÜR DIE TEILNAHME AN DER GLÄUBIGERVERSAMMLUNG

Für die Teilnahme an der Gläubigerversammlung werden die Gläubiger gebeten, ihre Stimme über den Tabulation und Voting Agent als Stimmrechtsvertreter abzugeben (I. und II.). Alternativ dazu können die Gläubiger oder ihre Vertreter (mit Ausnahme des Tabulation und Voting Agent) ihre Stimme abgeben, indem sie persönlich an der Gläubigerversammlung teilnehmen (III.).

I.	Abstimmung über den Tabulation und Voting Agent als Stimmrechtsvertreter durch Gläubiger, die zuvor bei der Abstimmung ohne Versammlung über den Tabulation und Voting Agent abgestimmt haben

Sofern sie nicht wirksam widerrufen werden (siehe „Änderung und Beendigung - Widerrufsrechte” im Memorandum), bleiben die im Zusammenhang mit der Abstimmung ohne Versammlung erteilten Abstimmungsanweisungen und die Consent Instruction oder die Anweisungen an die Gläubiger-Depotbank zur Übermittlung einer Consent Instruction weiterhin gültig. Der Tabulation und Voting Agent wird bei der Gläubigerversammlung in gleicher Weise wie auf der Abstimmung ohne Versammlung abstimmen (siehe „Verfahren für die Teilnahme an Abstimmungen ohne Versammlung – Gläubigerversammlungen im Falle des Nichterreichens der Beschlussfähigkeit” im Memorandum).

Zur Abstimmung über den Tabulation und Voting Agent als Stimmrechtsvertreter müssen Gläubiger, die zuvor bei der Abstimmung ohne Versammlung über den Tabulation und Voting Agent abgestimmt und ihre Abstimmungsanweisungen und/oder Consent Instruction nicht widerrufen (und damit ihre April 2025 fälligen Schuldverschreibungen entsperrt) haben, keine weitere Handlung vornehmen. Der Tabulation und Voting Agent als Stimmrechtsvertreter oder eine andere durch den Tabulation und Voting Agent ordnungsgemäß bevollmächtigte Person wird an der Gläubigerversammlung persönlich teilnehmen und die Stimmen für den Gläubiger gemäß den Abstimmungsanweisungen abgeben.

Abstimmungsanweisungen und Consent Instructions behalten ihre Gültigkeit, sofern die Gläubiger ihre Abstimmungsanweisungen und/oder Consent Instructions nicht wirksam widerrufen (siehe „Verfahren für die Teilnahme an den Abstimmungen ohne Versammlung – Abstimmung über den Tabulation und Voting Agent”, „Änderung und Beendigung – Widerrufsrechte” im Memorandum).

Sofern eine Consent Instruction nicht wirksam von einem Gläubiger widerrufen wurde, bleiben die betreffenden im Auftrag dieses Gläubigers gehaltenen Schuldverschreibungen in dem betreffenden Konto in dem betreffenden Clearing-System bis zum Abschluss der Gläubigerversammlung gesperrt (siehe „Risikofaktoren im Zusammenhang mit Abstimmungen ohne Versammlung - Sperrung der Schuldverschreibungen und Übertragungsbeschränkungen” im Memorandum).

II.

Abstimmung über den Tabulation und Voting Agent als Stimmrechtsvertreter durch Gläubiger, die zuvor bei der Abstimmung ohne Versammlung nicht über den Tabulation und Voting Agent abgestimmt oder die ihre Schuldverschreibungen entsperrt haben

Abstimmung über den Tabulation und Voting Agent

Für eine Abstimmung über den Tabulation und Voting Agent als Stimmrechtsvertreter müssen die Gläubiger innerhalb der Anmelde- und Anweisungsfrist (i) eine Anmeldung auf der Abstimmungsplattform (www.lucid-is.com/innogy) vornehmen und (ii) eine Consent Instruction an die Clearing-Systeme übermitteln bzw. eine entsprechende Übermittlung veranlassen, und dafür sorgen, dass der Tabulation und Voting Agent diese Consent Instruction über die Clearing-Systeme erhält.

Anmeldung

Bei der Anmeldung auf der Abstimmungsplattform werden die Gläubiger gebeten, ihren Namen, ihre Anschrift, ihren Status (US- Person/US-amerikanischer QIB oder akkreditierter Anleger/Nicht-US-Person), die ISIN der betreffenden Serie und die Anzahl und den Gesamtnennbetrag der von ihnen in jeder Serie gehaltenen und im Wertpapierdepot bei der Gläubiger-Depotbank des betreffenden Gläubigers verbuchten Schuldverschreibungen (insgesamt die Gläubiger-Angaben) sowie die Anweisungen für den Tabulation und Voting Agent für eine Abstimmung für oder gegen den Änderungsvorschlag oder eine Enthaltung in Bezug auf den Änderungsvorschlag (die Abstimmungsanweisungen) zu übermitteln. Mit Einreichung gültiger Abstimmungsanweisungen bestellt der Gläubiger den Tabulation und Voting Agent als Stimmrechtsvertreter für die Abstimmung über den Änderungsvorschlag in der in seinen Abstimmungsanweisungen angegebenen Weise bei der Gläubigerversammlung. Jede Abstimmungsanweisung ist unwiderruflich, gilt aber automatisch als widerrufen, wenn die Einberufung von der Emittentin widerrufen wird (siehe nachstehend unter „Widerruf”).

Nach Fertigstellung der Anmeldung generiert die Abstimmungsplattform einen spezifischen Identifizierungscode (der ID-Code) und sendet diesen ID-Code zusammen mit den Gläubiger-Angaben und den Abstimmungsanweisungen per E-Mail an den Tabulation und Voting Agent. Gleichzeitig generiert die Abstimmungsplattform eine E-Mail an den Gläubiger, in der die erfolgreiche Anmeldung bestätigt wird und der ID-Code angegeben ist sowie eine Erinnerung für den Gläubiger, dass er nur dann berechtigt ist, seine Stimme bei der betreffenden Gläubigerversammlung abzugeben, wenn er eine Consent Instruction an die Clearing-Systeme übermittelt bzw. eine entsprechende Übermittlung veranlasst hat.

Consent Instruction

Um zur Abstimmung berechtigt zu sein, müssen die Gläubiger – zusätzlich zur Anmeldung auf der Abstimmungsplattform – eine Consent Instruction an die Clearing-Systeme übermitteln und dafür sorgen, dass der Tabulation und Voting Agent diese Consent Instruction innerhalb der Anmelde- und Anweisungsfrist über die Clearing-Systeme erhält.

Nur Direkte Teilnehmer können Consent Instructions übermitteln. Jeder Gläubiger, der kein Direkter Teilnehmer ist, muss veranlassen, dass der Direkte Teilnehmer, über den der betreffende Gläubiger seine Schuldverschreibungen hält, vor Ablauf der maßgeblichen Fristen eine Consent Instruction für ihn übermittelt. Jeder Gläubiger, der kein Direkter Teilnehmer ist und Schuldverschreibungen über einen Zwischenverwahrer (die Gläubiger-Depotbank) hält, muss die Gläubiger-Depotbank anweisen, (i) eine Consent Instruction an die Clearing-Systeme zu übermitteln bzw. eine solche Übermittlung zu veranlassen, und (ii) die von der betreffenden Gläubiger-Depotbank für den Gläubiger gehaltenen Schuldverschreibungen unverzüglich zu sperren. Die Consent Instruction muss unter anderem die folgenden Angaben enthalten: den Namen des Gläubigers, den ID-Code, den Bestand an Schuldverschreibungen des Gläubigers, die Nummer des Wertpapierdepots bei Euroclear/Clearstream, in dem die betreffenden Schuldverschreibungen gehalten werden, und die Anweisung zur sofortigen Sperrung des Bestands an Schuldverschreibungen sowie Angaben dazu, ob der Gläubiger bei der betreffenden Abstimmung ohne Versammlung für oder gegen die Änderungsvorschläge stimmt oder sich der Stimme enthält. Der Eingang einer solchen Consent Instruction eines Direkten Teilnehmers bei Euroclear/Clearstream wird gemäß der üblichen Praxis von Euroclear/Clearstream bestätigt und führt zur Sperrung der betreffenden Schuldverschreibungen auf dem Konto des jeweiligen Direkten Teilnehmers bei Euroclear/Clearstream, sodass für diese Schuldverschreibungen keine Übertragungen vorgenommen werden können.

Euroclear/Clearstream übermittelt Consent Instructions, die sie von einem Direkten Teilnehmer für die Gläubiger erhält, elektronisch an den Tabulation und Voting Agent. Mit Erhalt einer solchen elektronischen Nachricht von Euroclear/Clearstream wird der Tabulation und Voting Agent prüfen, ob die Gläubiger-Angaben in der Nachricht mit den vom Gläubiger bei der Anmeldung auf der Abstimmungsplattform an den Tabulation und Voting Agent übermittelten Gläubiger-Angaben übereinstimmen. Sofern der Tabulation und Voting Agent nach seinem pflichtgemäßen Ermessen feststellt, dass die Angaben übereinstimmen und dass er wirksam mit der Abstimmung für den jeweiligen Gläubiger beauftragt wurde, wird der Tabulation und Voting Agent bei der Gläubigerversammlung die Stimmen für den Gläubiger im Einklang mit den Abstimmungsanweisungen abgeben.

Für eine Abstimmung über den Tabulation und Voting Agent als Stimmrechtsvertreter müssen die Gläubiger innerhalb der Anmelde- und Anweisungsfrist auf der Abstimmungsplattform angemeldet sein und Consent Instructions an die Clearing-Systeme übermittelt bzw. eine entsprechende Übermittlung veranlasst haben. Gläubiger, die sich innerhalb der Anmelde- und Anweisungsfrist nur bei der Abstimmungsplattform angemeldet haben, sind nicht zur Abstimmung berechtigt, wenn die Consent Instruction nicht innerhalb der Anmelde- und Anweisungsfrist beim Tabulation und Voting Agent eingegangen ist. Der Tabulation und Voting Agent kann nach seinem alleinigen Ermessen entscheiden, ob er die Stimmen für Gläubiger abgibt, wenn er die Consent Instruction erst nach Ablauf der Anmelde- und Anweisungsfrist über die Clearing-Systeme erhält, mit der Maßgabe, dass die Gleichbehandlung aller Gläubiger in diesem Zusammenhang gewährleistet ist.

Jede nach dem Datum dieser Einberufung übermittelte Consent Instruction ist unwiderruflich, gilt aber automatisch als widerrufen, wenn die Einberufung von der Emittentin widerrufen wird (siehe nachstehend unter „Widerruf”).

III.	Teilnahme an der Gläubigerversammlung

Obwohl die Gläubiger gebeten werden, ihre Stimmen weiterhin über den Tabulation und Voting Agent abzugeben, kann jeder Gläubiger seine Stimmen alternativ direkt bei der Gläubigerversammlung abgeben, und zwar entweder eigenständig für sich selbst durch eine persönliche Teilnahme oder durch Bestellung eines persönlich teilnehmenden Stimmrechtsvertreters, Abstimmungsbeauftragten oder anderen Beauftragen (der nicht der Tabulation und Voting Agent ist).

Die Gläubiger müssen ihre Berechtigung zur Teilnahme an der Gläubigerversammlung am Eingang zur Versammlung durch Vorlage der folgenden Dokumente nachweisen:

(i)

Ausweisdokumente und Nachweis des wirtschaftlichen Eigentums des Gläubigers an den jeweiligen Schuldverschreibungen in Form eines von der Gläubiger-Depotbank für das betreffende Datum der Gläubigerversammlung ausgestellten Sperrvermerks. Die Gläubiger werden gebeten, für den Sperrvermerk das dieser Einberufung in „Anhang 1 – Muster-Sperrvermerk” beigefügte Muster zu verwenden (der Muster-Sperrvermerk), das auch von der Solicitation Website heruntergeladen werden kann. Gläubiger, die am Eingang der Gläubigerversammlung keinen Sperrvermerk übermittelt oder die Sperrung der Schuldverschreibungen in anderer Weise nachgewiesen haben, haben keinen Zugang zu der Gläubigerversammlung und dürfen bei der Gläubigerversammlung nicht abstimmen.

(ii)

sofern der Gläubiger über einen von ihm bestellten Stimmrechtsvertreter, einen Abstimmungsbeauftragten oder sonstigen Beauftragten (der nicht der Tabulation und Voting Agent ist) an der Abstimmung teilnimmt, eine ausgefüllte und unterzeichnete Stimmrechtsvollmacht wie sie dieser Einberufung in „Anhang 2 – Stimmrechtsvollmacht” (die Stimmrechtsvollmacht) beigefügt ist und von der Solicitation Website heruntergeladen werden kann. Ein im Auftrag eines Gläubigers handelnder Stimmrechtsvertreter, Abstimmungsbeauftragter oder sonstiger Vertreter (mit Ausnahme des Tabulation und Voting Agent), der am Eingang der Gläubigerversammlung keine Stimmrechtsvollmacht abgibt, hat keinen Zugang zu der Gläubigerversammlung und darf bei der Gläubigerversammlung nicht abstimmen.

Vertreter, die Formulare oder Vollmachten für Gläubiger unterzeichnen, bei denen es sich um Kapital- oder Personengesellschaften oder sonstige juristische Personen handelt, müssen einen Nachweis ihrer Vertretungsmacht beispielsweise in Form eines aktuellen Auszugs aus dem relevanten Register oder eine sonstige entsprechende Bestätigung vorlegen. Darüber hinaus müssen gesetzliche Vertreter (wie beispielsweise Eltern als Vertreter für ihr Kind, ein Vormund als Vertreter für ein Mündel) oder amtlich bestellte Verwalter (z. B. Insolvenzverwalter) entsprechende Dokumente zum Nachweis ihrer Vertretungsmacht vorlegen (z. B. Ernennungsurkunde als Insolvenzverwalter).

GEGEN- UND ERGÄNZUNGSANTRÄGE

Jeder Gläubiger ist berechtigt, Gegenanträge in Bezug auf den Änderungsvorschlag zu stellen. Außerdem können Gläubiger, die zusammen 5 % des Gesamtnennbetrages der April 2025 fälligen Schuldverschreibungen halten, Ergänzungsanträge stellen, indem sie die Veröffentlichung zusätzlicher Punkte zur Beschlussfassung beantragen.

Gegen- und Ergänzungsanträge und, bei Ergänzungsanträgen, ein Nachweis, dass die Gläubiger 5 % des Gesamtnennbetrages der April 2025 fälligen Schuldverschreibungen halten, sind in Textform (z. B. per Post oder E-Mail) einzureichen und an die Emittentin unter der folgenden Adresse zu senden:

innogy Finance B.V.

c/o E.ON SE

Anschrift: Attention: Referenz: Fax: E-Mail:	Brüsseler Platz 1, 45131 Essen, Germany Corporate Finance April 2025 Notes +49 201 184 1228 investorrelations@eon.com

Ergänzungsanträge müssen der Emittentin so rechtzeitig zugehen, dass sie spätestens am dritten Tag vor dem Beginn der Gläubigerversammlung im Bundesanzeiger und auf der Solicitation Website veröffentlicht werden können. Gegenanträge müssen der Emittentin rechtzeitig vor Beginn der Gläubigerversammlung zugehen und werden unverzüglich auf der Solicitation Website veröffentlicht oder können bei der Gläubigerversammlung gestellt werden (in diesem Fall ist keine Veröffentlichung erforderlich).

BEKANNTMACHUNGEN

Soweit in dieser Einberufung nichts anderes festgelegt ist, erfolgen Bekanntmachungen im Zusammenhang mit der Gläubigerversammlung durch die Emittentin im Wege der Veröffentlichung (i) im Bundesanzeiger, (ii) auf der Solicitation Website, (iii) auf WM-Daten, (iv) über die Clearing-Systeme und (v) auf der Webseite der Luxemburger Börse LuxSE (www.bourse.lu).

Kopien aller Bekanntmachungen, Mitteilungen und Pressemitteilungen sind außerdem beim Tabulation und Voting Agent verfügbar. Wenn Mitteilungen an die betreffenden Clearing-Systeme erfolgen, kann es zu erheblichen Verzögerungen kommen, und die Gläubiger werden dringend gebeten, sich mit dem Tabulation und Voting Agent im Hinblick auf relevante Bekanntmachungen im Verlauf der Aufforderungen zur Stimmabgabe in Verbindung zu setzen. Außerdem können die Gläubiger Informationen von den Solicitation Agents unter der am Ende dieser Einberufung angegebenen Kontaktadresse erhalten.

ZUSTIMMUNGEN, BESTÄTIGUNGEN, ZUSICHERUNGEN, GEWÄHRLEISTUNGEN UND VERPFLICHTUNGEN

Mit Übermittlung einer Consent Instruction an das jeweilige Clearing-System gemäß den Verfahrensregelungen des jeweiligen Clearing- Systems, bzw. mit Veranlassung der Erteilung einer solchen Consent Instruction, erklären sich der Gläubiger, die Gläubiger-Depotbank und der Direkte Teilnehmer, der/die eine solche Consent Instruction für den Gläubiger übermitteln, einverstanden bzw. bestätigen, versichern, gewährleisten und verpflichten sich die Vorgenannten gegenüber der Bestehenden Emittentin, der Neuen Garantin, der Nachfolgeschuldnerin, der Neuen garantin, dem Tabulation und Voting Agent, den Solicitation Agents und der Abstimmungsleiterin entsprechend den Bestimmungen im Abschnitt „Zustimmungen, Bestätigungen, Zusicherungen, Gewährleistungen und Verpflichtungen” des Memorandums.

WIDERRUF

Unbeschadet anderslautender Bestimmungen in dieser Einberufung kann die Emittentin im Einklang mit anwendbarem Recht sowie nach ihrer Wahl und nach ihrem alleinigen Ermessen die Einberufung jederzeit bis zur Durchführung des Gläubigerbeschlusses widerrufen.

Die Emittentin wird einen solchen Widerruf unverzüglich nach Maßgabe der Bedingungen in „Bekanntmachungen” der Öffentlichkeit bekannt geben.

Wird die Einberufung widerrufen, gelten auch alle Abstimmungsanweisungen und Consent Instructions in Bezug auf diese Einberufung automatisch als widerrufen. Alle Schuldverschreibungen, bezüglich derer Consent Instructions vor einem solchen Widerruf übermittelt wurden, werden unverzüglich auf dem betreffenden Konto bei Euroclear oder Clearstream entsperrt.

UNTERLAGEN

Ab Beginn der Veröffentlichung dieser Einberufung, werden die folgenden Unterlagen für die Gläubiger auf der Solicitation Website zur Verfügung stehen:

•	Diese Einberufung;

•	das Memorandum;

•	ein Muster-Sperrvermerk;

•	eine Stimmrechtsvollmacht; und

•	die Anleihebedingungen der April 2025 fälligen Schuldverschreibungen;

Kopien der vorstehenden Unterlagen werden Gläubigern auf Anfrage unverzüglich und kostenlos übersandt. Anfragen sind per Post oder E-Mail wie folgt zu übermitteln:

innogy Finance B.V.

c/o E.ON SE

Anschrift: Attention: Referenz: Fax: E-Mail:	Brüsseler Platz 1, 45131 Essen, Germany Corporate Finance April 2025 Notes +49 201 184 1228 investorrelations@eon.com

Auch die Notarin Dr. Christiane Mühe, geschäftsansässig Taunusanlage 17, 60322 Frankfurt am Main, in ihrer Funktion als Abstimmungsleiterin der Abstimmung ohne Versammlung im Hinblick auf die April 2025 fälligen Schuldverschreibungen, lädt die Gläubiger der April 2025 fälligen Schuldverschreibungen zur Versammlung ein und veröffentlicht hiermit die vorstehende Einberufung zur Gläubigerversammlung.

Frankfurt am Main, September 2020

Notarin Dr. Christiane Mühe, Frankfurt am Main

Annex 1

STANDARD BLOCKING CONFIRMATION

[To be delivered at the entrance to the Noteholder Meeting]

Stamp of the depositary bank

Reference is made to the invitation to the noteholder meeting dated 16 September 2020 (the Invitation) and the Noteholder Meeting ( Gläubigerversammlung ) to be held from 12.00 (CET) on 9 October 2020.

BLOCKING CONFIRMATION

Terms defined in the Invitation have the same meaning when used in this Blocking Confirmation unless given a different meaning in this Blocking Confirmation.

(A)	We hereby confirm that on today’s date the following notes are credited to the securities account which exists at our bank for name /company name

address /seat:

April 2025 Notes	Total principal amount of notes in EUR:

(ISIN: XS1595704872)(each held in Noteholder’s deposit account(s)) (the Holdings in the Notes)

(B)	We hereby confirm that we will keep the Holdings in the Notes specified under A. blocked until the end of the day of the Noteholder Meeting.

                                                                      Signature page to follow

Name of signatory:
Title:[1]

Date:

Important information:

This Blocking Confirmation must be delivered at the entrance of the Noteholder Meeting.

Please take into consideration the information regarding procedure, participation terms, voting rights, evidences, authorisations, countermotions and supplementary proposals as set out in the Invitation and the Consent Solicitation Memorandum which is published in the German Federal Gazette (Bundesanzeiger) or can be a obtained at no cost, by contacting the Tabulation and Voting Agent, whose contact details are shown at the end of the Invitation, or on the Solicitation Website as set out in the Invitation.

Noteholders who have not delivered a Blocking Confirmation in accordance with the provisions set out in the Invitation, or have otherwise not evidenced that the relevant Notes are blocked, will be denied access to, and will not be eligible to vote at, the Noteholder Meeting.

1	Please insert your function / position at the Noteholder Custodian.

German language version

ANHANG 1 MUSTER-SPERRVERMERK

[Bei Einlass zur Gläubigerversammlung abzugeben]

Stempel der Depotbank

Es wird auf die Einberufung zur Gläubigerversammlung vom 16. September 2020 sowie auf die Gläubigerversammlung, die von 12.00 Uhr (MEZ) am 9. Oktober 2020 stattfinden wird, Bezug genommen.

SPERRVERMERK

Sofern nicht abweichend in diesem Sperrvermerk definiert, haben in der Einberufung zur Gläubigerversammlung definierte Begriffe bei ihrer Verwendung in diesem Sperrvermerk dieselbe Bedeutung.

(A)	Wir bestätigen hiermit, dass sich die nachstehend aufgeführten Schuldverschreibungen zum heutigen Datum in dem bei unserer Bank bestehenden Wertpapierdepot befinden im Namen von /auf die Firma

Anschrift /Sitz

Schuldverschreibungen fällig Gesamtnennbetrag Schuldverschreibungen in Euro:

April 2025	(sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

(ISIN: XS1595704872)

(die Bestände an Schuldverschreibungen):

(B)	Hiermit bestätigen wir, dass wir die Bestände an den unter A. genannten Schuldverschreibungen bis zum Ende des Tags der Gläubigerversammlung gesperrt halten.

Unterschriftenseite folgt.

Name	des	Unterzeichnenden
Titel:[2]

Datum:

Wichtige Hinweise:

Dieser Sperrvermerk muss bei Einlass zur Gläubigerversammlung abgegeben werden.

Bitte berücksichtigen Sie die in der Einberufung zur Gläubigerversammlung und im Memorandum enthaltenen Hinweise zum Abstimmungsverfahren, zu den Teilnahmebedingungen, den Stimmrechten, Nachweispflichten und Ermächtigungen sowie zu Gegen- und Ergänzungsanträgen; die Einberufung zur Gläubigerversammlung und das Memorandum werden im Bundesanzeiger veröffentlicht und kann gebührenfrei beim Tabulation und Voting Agent (dessen Kontaktdaten am Ende der Einberufung zur Gläubigerversammlung angegeben sind) angefordert oder von der Solicitation Website heruntergeladen werden, wie in der Einberufung zur Gläubigerversammlung angegeben).

Gläubigern, die bei Einlass zur Gläubigerversammlung keinen Sperrvermerk im Einklang mit den Bestimmungen der Einberufung zur Gläubigerversammlung vorlegen oder in anderer Form die Sperrung der betreffenden Schuldverschreibungen nachweisen, wird kein Zutritt zur Gläubigerversammlung gewährt und diese Gläubiger sind nicht zur Stimmabgabe berechtigt.

2	Bitte Ihre Funktion / Position bei der Gläubiger-Depotbank angeben.

Annex 2

FORM OF PROXY

[To be delivered at the entrance to the Noteholder Meeting]

Reference is made to the invitation to the noteholder meeting dated 16 September 2020 (the Invitation) and the Noteholder Meeting (Gläubigerversammlung) to be held from 12.00 (CET) on 9 October 2020

POWER OF ATTORNEY

issued by

name: 3

address: 4

as NOTEHOLDER of the Notes.

Terms defined in the Invitation have the same meaning when used in this Form of Proxy unless given a different meaning in this Form of Proxy.

For Noteholders resident in the United States:

I am/We are not a qualified institutional buyer or accredited investor within the meaning of U.S. federal securities law        ☐

(please indicate by checking the box):

I/We authorise

[Name / Company name of the Representative]

With address / seat at

as Representative

to represent me/us in the Noteholder Meeting with the right to delegate the power of attorney and to exercise my/our voting rights at any such Noteholder Meeting. The Representative is released from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

In case of doubt this power of attorney shall be interpreted extensively.

This power of attorney is governed and construed in accordance with the laws of the Federal Republic of Germany.

Name of signatory:

Title:5

Date:

Important information:

3	Please insert name / company name of Noteholder
4	Please insert address / seat of Noteholder
5	Please insert your capacity / position if you are acting on behalf of a Noteholder which is a company or on behalf of a third person by power of attorney or any other legal power of representation.

This power of attorney must be delivered at the entrance of the Noteholder Meeting.

Please take into consideration the information regarding procedure, participation terms, voting rights, evidences, authorisations, countermotions and supplementary proposals as set out in the Invitation and the Consent Solicitation Memorandum which is published in the German Federal Gazette (Bundesanzeiger) or can be a obtained at no cost, by contacting the Tabulation and Voting Agent, whose contact details are shown at the end of the Invitation, or on the Solicitation Website as set out in the Consent Solicitation Memorandum.

We kindly request that representatives of Noteholders who are legal entities or partnerships under German law or foreign law evidence their power of representation by submitting a current excerpt from a relevant register or other equivalent confirmation.

In addition, we kindly request that legal representatives (e.g. parents acting as representatives for their children, guardians acting as representatives for their wards) or an official administrator (e.g. an insolvency administrator) evidence their statutory power of representation by submitting adequate documentation (e.g. the certificate of appointment in the case of an insolvency administrator).

This Invitation is made with regard to the Notes of innogy Finance B.V., a private company with limited liability (besloten vennotschap) incorporated under Dutch law, guaranteed by innogy SE, a European Company (Societas Europaea) organised in the Federal Republic of Germany under German and European laws and are subject to German disclosure and procedural requirements that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with applicable accounting standards in Germany that may not be comparable to the financial statements of United States companies. The Invitation will be made in the United States in reliance on exemptions from Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended. As a result, the Invitation will be made in accordance with the applicable regulatory, disclosure and procedural requirements under German law, including with respect to the timetable, settlement procedures and timing of payments, that are different from those applicable under United States domestic tender offer procedures and law. It may be difficult for Noteholders to enforce their rights and any claim Noteholders may have arising under the federal securities laws, since the Substitute Issuer and the New Guarantor are located in non-U.S. jurisdictions, and some or all of their officers and directors may be residents of non-U.S. jurisdictions. Noteholders may not be able to sue the Substitute Issuer, the New Guarantor, the Existing Issuer or the Existing Guarantor or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel the Substitute Issuer, the New Guarantor, the Existing Issuer or the Existing Guarantor and their respective affiliates to subject themselves to a U.S. court’s judgement.

German language version

ANHANG 2 STIMMRECHTSVOLLMACHT

[Bei Einlass zur Gläubigerversammlung abzugeben]

Es wird auf die Einberufung zur Gläubigerversammlung vom 16. September 2020 sowie auf die Gläubigerversammlung, die von 12.00 Uhr (MEZ) am 9. Oktober 2020 stattfinden wird, Bezug genommen.

VOLLMACHT

erteilt durch

Name:                                                                   6

Anschrift:                                                              7

als GLÄUBIGER der Schuldverschreibungen.

Sofern nicht abweichend in dieser Stimmrechtsvollmacht definiert, haben in der Einberufung zur Gläubigerversammlung definierte Begriffe bei ihrer Verwendung in dieser Stimmrechtsvollmacht dieselbe Bedeutung.

Für in den Vereinigten Staaten gebietsansässige Gläubiger:

Ich bin/Wir sind weder qualifizierte institutionelle Käufer noch akkreditierte Anleger im Sinne der Wertpapiergesetze der        ☐

US-Bundesstaaten

(Wenn zutreffend, bitte ankreuzen):

Ich/Wir ermächtige(n) hiermit

[Name / Firma des Stimmrechtsvertreters]

Wohnsitz / Geschäftssitz

als Stimmrechtsvertreter

mit der Befugnis, mich/uns bei (einer) Abstimmung(en) in der Gläubigerversammlung zu vertreten, mit dem Recht, Untervollmacht zu erteilen und meine/unsere Stimmrechte auf (einer) solchen Abstimmung(en) in der Gläubigerversammlung auszuüben. Der Stimmrechtsvertreter ist von den Beschränkungen des § 181 BGB befreit.

Im Zweifelsfall ist diese Vollmacht im weitest möglichen Umfang auszulegen.

Diese Vollmacht unterliegt dem Recht der Bundesrepublik Deutschland und ist entsprechend auszulegen.

Name des Unterzeichnenden
Titel:[8]

[6]	Name / Firma des Gläubigers
[7]	Anschrift / Geschäftssitz des Gläubigers
[8]

Angabe, in welcher Eigenschaft / Funktion Sie im Namen eines Gläubigers, bei dem es sich um eine juristische Person handelt, oder im Namen eines Dritten aufgrund einer Vollmacht oder sonstigen Vertretungsbefugnis handeln

Datum:

Wichtige Hinweise:

Diese Vollmacht muss bei Einlass zur Gläubigerversammlung abgegeben werden.

Bitte berücksichtigen Sie die in der Einberufung zur Gläubigerversammlung enthaltenen Hinweise zum Abstimmungsverfahren, zu den Teilnahmebedingungen, den Stimmrechten, Nachweispflichten und Ermächtigungen sowie zu Gegen- und Ergänzungsanträgen; die Einberufung zur Gläubigerversammlung und das Memorandum wird im Bundesanzeiger veröffentlicht und kann gebührenfrei beim Tabulation und Voting Agent (dessen Kontaktdaten am Ende der Einberufung zur Gläubigerversammlung angegeben sind) angefordert oder von der Solicitation Website heruntergeladen werden, wie im Memorandum angegeben).

Vertreter von Gläubigern, bei denen es sich um juristische Personen oder Personengesellschaften nach deutschem oder ausländischen Recht handelt, müssen ihre Vertretungsbefugnis durch Vorlage eines aktuellen Auszugs aus dem betreffenden Gesellschaftsregister oder einer entsprechenden Bestätigung nachweisen.

Gesetzliche Vertreter (wie beispielsweise stellvertretend für ihre Kinder handelnde Eltern, stellvertretend für ihre Mündel handelnde Vormunde) oder amtlich bestellte Verwalter (wie beispielsweise Insolvenzverwalter) müssen ihre gesetzliche Vertretungsmacht durch Vorlage der entsprechenden Dokumente nachweisen (z. B. Ernennungsurkunde im Falle eines Insolvenzverwalters).

Die Einberufung zur Gläubigerversammlung erfolgt in Bezug auf Schuldverschreibungen der innogy Finance B.V., einer Gesellschaft mit beschränkter Haftung (besloten vennotschap) nach niederländischem Recht, garantiert durch die innogy SE, einer Europäischen Gesellschaft (Societas Europaea), die in der Bundesrepublik Deutschland nach deutschem und europäischem gegründet wurde, und deutschen Offenlegungs- und Verfahrensanforderungen unterliegt, die sich von denen in den Vereinigten Staaten unterscheiden. Sofern das Dokument Finanzinformationen enthält, wurden diese im Einklang mit den in Deutschland geltenden Rechnungslegungsstandards erstellt, die möglicherweise nicht mit Finanzinformationen von U.S. amerikanischen Unternehmen vergleichbar sind. Die Einberufung zur Gläubigerversammlung erfolgt in den Vereinigten Staaten auf Grundlage von Befreiungen nach Section 14(e) des US Securities Exchange Act in der jeweils geltenden Fassung. Dementsprechend wird die Einberufung zur Gläubigerversammlung in Übereinstimmung mit den anwendbaren regulatorischen, offenlegungs- sowie verfahrensrechtlichen Anforderungen nach deutschem Recht erfolgen, einschließlich in Bezug auf den Zeitplan, die Abwicklungsverfahren sowie die Zeitpunkte der Zahlungen, die sich von in den Vereinigten Staaten anwendbaren inländischen Angebotsverfahren und Gesetzen unterscheiden. Für die Gläubiger können sich Schwierigkeiten bei der Durchsetzung ihrer Rechte und Ansprüche aus den jeweiligen nationalen Wertpapiergesetzen ergeben, da die Nachfolgeschuldnerin sowie die Neue Garantin außerhalb der U.S.-Jurisdiktion ansässig sind und einige bis alle ihrer Führungskräfte und Organmitglieder außerhalb der U.S.-Jurisdiktion ansässig sein können. Die Gläubiger können die Nachfolgeschuldnerin, die Neue Garantin, die Bestehende Emittentin, die Bestehende Garantin oder ihre jeweiligen Führungskräfte und Organmitglieder möglicherweise nicht vor einem U.S.-amerikanischen Gericht wegen Verstößen der U.S.-amerikanischen Wertpapiergesetze verklagen. Ferner kann es sich schwierig gestalten, die Nachfolgeschuldnerin, die Neue Garantin, die Bestehende Emittentin oder die Bestehende Garantin und ihre jeweiligen verbundenen Unternehmen zu zwingen, sich dem Urteil eines U.S.-Gerichts zu unterwerfen.

EXISTING ISSUER

innogy Finance B.V.

Willemsplein 2/4

5211 AK ‘s-Hertogenbosch

The Netherlands

SUBSTITUTE ISSUER

E.ON International Finance B.V.

Kabelweg 37

1014 BA Amsterdam

The Netherlands

EXISTING GUARANTOR

innogy SE

Opernplatz 1

45128 Essen

Germany

NEW GUARANTOR

E.ON SE

Brüsseler Platz 1

45131 Essen

Germany

SOLICITATION AGENTS

Citigroup Global Markets Limited	NatWest Markets N.V.
Citigroup Centre	Claude Debussylaan 94
Canada Square	1082 MD Amsterdam
Canary Wharf London E14 5LB	The Netherlands
United Kingdom	For information by telephone: + 44 (0) 20 7085
For information by telephone: +44 20 7986 8969	6124
Attention: Liability Management Group	Attention: Liability Management
Email: liabilitymanagement.europe@citi.com	Email: liabilitymanagement@natwestmarkets.com

TABULATION AND VOTING AGENT

Lucid Issuer Services Limited

Tankerton Works

12 Argyle Walk

London WC1H 8HA

United Kingdom

For information by telephone: +44 20 7704 0880

Attention: Paul Kamminga / Arlind Bytyqi

Email: innogy@lucid-is.com

Voting Platform: www.lucid-is.com/innogy

SCRUTINEER

Notarin Dr. Christiane Mühe

FM Notare

Taunusanlage 17

60325 Frankfurt am Main

Germany

For information by telephone: +49 69 707 96 850

Email: innogy@fm-notare.com

LEGAL ADVISORS

To the Solicitation Agents as to US law	To the Solicitation Agents as to Dutch law

White & Case LLP	NautaDutilh N.V.
Bockenheimer Landstraße 20	Beethovenstraat 400
60323 Frankfurt am Main	1082 PR Amsterdam
Germany	The Netherlands

To the Solicitation Agents as to German law

White & Case LLP

Bockenheimer Landstraße 20

60323 Frankfurt am Main

Germany